UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2014
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of The Andersons, Inc. was held on May 2, 2014 to elect nine directors, approve the 2014 Long-Term Incentive Compensation Plan, provide advisory approval or disapproval of executive compensation, and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. The results of the voting are as follows:

Proposal 1 - Election of Directors:

Director	For	Against	Withheld	Non Votes
Michael J. Anderson	21,485,299	—	810,651	3,984,225
Gerard M. Anderson	21,513,367	—	782,583	3,984,225
Catherine M. Kilbane	21,509,479	—	786,471	3,984,225
Robert J. King, Jr.	21,604,696	—	691,254	3,984,225
Ross W. Manire	21,613,751	—	682,199	3,984,225
Donald L. Mennel	21,478,912	—	817,038	3,984,225
Patrick S. Mullin	21,966,367	—	329,583	3,984,225
John T. Stout, Jr.	21,620,722	—	675,228	3,984,225
Jacqueline F. Woods	21,552,436	—	743,514	3,984,225

Proposal 2 - Approval of the 2014 Long-Term Compensation Plan:

For:	19,365,152
Against:	2,747,575
Abstain:	183,223
Non Votes:	3,984,225

Proposal 3 - Advisory approval or disapproval of executive compensation (non-binding):

For:	21,810,123
Against:	294,944
Abstain:	190,883
Non Votes:	3,984,225

Proposal 4 - Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2014:

For:	25,947,577
Against:	135,695
Abstain:	196,903
Non Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

May 5, 2014	By:	/s/ John Granato

Name: John Granato
Chief Financial Officer
(Principal Financial Officer)